SAIC INSTRUCTION SI-POL1-04 INSIDER TRADING COMPLIANCE AND DISCLOSURE SI-POL1-04 V1.15 Effective 2/12/2025

Instruction Title: Insider Trading Compliance and Disclosure Page: 3 of 12 Document ID: SI-POL1-04 Version V1.15 Refer to the ISSAIC Policy Home Page for the latest published version of this document. The information in this document is proprietary to SAIC. It may not be used, reproduced, disclosed, or exported without the written approval of SAIC. SAIC PROPRIETARY INFORMATION 1. PURPOSE This instruction sets forth the Company's policy regarding the Trading of stock and other securities of the Company or other entities while in the possession of Material Nonpublic Information, as well as the unauthorized disclosure of any such information. This policy also establishes procedures designed to ensure that the Company and its personnel comply with relevant requirements of the securities laws and to protect the Company and its employees from any related liability. The securities laws impose severe penalties on companies, directors, officers, employees and other individuals for insider trading and disclosure violations. Capitalized terms are described in the Definitions section set forth below (Section 3). 2. SCOPE AND APPLICABILITY This instruction applies to SAIC and all subsidiaries and related entities and to all employees (including regular, consulting, part-time and temporary), and potentially their family members, as detailed in the following paragraphs. SAIC subsidiaries shall adopt this instruction, or a substantially similar instruction unless the instruction owner allows a waiver or exception. Compliance to this instruction is subject to audit. 2.1. SAIC Insiders have Additional Requirements. In addition, this policy contains additional restrictions (set forth in Section 4.4) that apply to certain individuals who are considered SAIC Insiders and describes certain other short term and speculative transactions (set forth in Section 4.3) that SAIC Insiders and all other Company Personnel prohibited from doing because of the heightened risk that insider trading violations may result from such transactions. 2.2. Policy Applies to Immediate Family and Entities within Employee’s Control. For purposes of this policy, any transactions involving Company securities in which members of your Immediate Family engage, or by trusts, partnerships, corporations, foundations and similar entities over which you or members of your Immediate Family have control, or whose assets are held for the benefit of you or your Immediate Family, will be considered as transactions having been made by you. Accordingly, you are responsible for making sure that these persons and entities do not engage in any transaction that would violate this policy if you engaged in the transaction directly. 2.3. Policy May Apply after Employment Terminates. If your employment or affiliation with the Company terminates at a time when you have or think you may have Material Nonpublic Information about the Company or its business partners, the prohibition on Trading on such information continues until such information is absorbed by the market following public announcement by the Company or another authorized party, or until such time as the information is no longer material. In addition, if you are an SAIC Insider and your employment or affiliation with the Company terminates during a blackout period, you may not conduct any transactions involving the purchase or sale of the Company's securities until the blackout period has ended. If you have questions as to whether you possess Material Nonpublic Information after you have left the employ of the Company, you should direct such questions to the General Counsel.

Instruction Title: Insider Trading Compliance and Disclosure Page: 4 of 12 Document ID: SI-POL1-04 Version V1.15 3. DEFINITIONS Capitalized terms used in this Insider Trading Compliance and Disclosure Policy have the meanings set forth below: • “Company” collectively refers to Science Applications International Corporation and its direct and indirect subsidiaries. • “Company Personnel” collectively refers to all officers and employees of the Company, all members of the Company's board of directors and any consultants, advisors or contractors to the Company designated by the General Counsel from time to time. As used in this policy, “you” and “your” refers to Company Personnel individually. • “Directors” collectively refers to independent and non-independent members of the SAIC Board of Directors • “Exchange Act” refers to the Securities Exchange Act of 1934, as amended. • “Immediate Family” collectively refers to (i) your spouse, parents, stepparents, grandparents, children, stepchildren, grandchildren and siblings, including any such relationship that arises through marriage or by adoption, and (ii) any other members of your household, whether or not they are related to you. • “Material Information” is information that would likely be considered important to an investor in deciding whether to purchase or sell the Company's securities. Material information may be either positive or negative. While it may be difficult to determine whether particular information is material or not, there are some categories of information that are particularly sensitive and that should almost always be considered material, which include: o financial results and projections (especially to the extent they differ from analysts' expectations) o changes in senior management o Company strategic plans o changes in the Company's accountants or accounting policies o news of a potential merger or acquisition or the divestiture or sale of Company assets, securities or subsidiaries for both the Company and other companies involved o significant labor disputes or negotiations o gain or loss of a major contract, order, customer, supplier or financing source o actual or threatened major litigation or the resolution of such litigation o government investigations, reviews or audits o major product or service announcements o impending bankruptcy or the existence of severe liquidity problems o stock splits, public or private securities/debt offerings, or changes in company dividend policies or amounts o capital investment plans and changes in such plans o purchases or redemptions by the Company of its own securities o any other major problems or successes of the business o certain securities activities conducted by SAIC Ventures portfolio companies The Company will from time to time provide guidance on what it considers to constitute material information. However, it is not possible to define all categories of “material” information. If you have any questions about what constitutes material information, you can seek guidance from the General Counsel.

Instruction Title: Insider Trading Compliance and Disclosure Page: 5 of 12 Document ID: SI-POL1-04 Version V1.15 • “Material Nonpublic Information” is information that is both Material Information and Nonpublic Information. • “Nonpublic Information” is information about the Company that is not yet widely disclosed to the general public even though known by persons within the Company. The Company generally discloses information to the public either via press release or in the reports that the Company is required to file with the SEC. To avoid the appearance of impropriety, information should not be considered to have been made “public” until after the first full trading day following its release, whether through press release, filing with the SEC or otherwise. (For example, if the Company were to announce Material Nonpublic Information on Monday afternoon, the information would not be considered to have been made “public” until after the close of the financial markets on Tuesday.) • “SAIC Insiders” collectively refers to Section 16 Officers, Directors and any other Company Personnel designated by the General Counsel as SAIC Insiders from time to time. • “SEC” refers to the Securities and Exchange Commission. • “Section 16 Officers” collectively refers to directors and officers of the Company who are subject to Section 16 of the Exchange Act. • “Trade” or “Trading” refers to any purchase, sale, pledge, loan, hedge, gift, transfer or other transaction or arrangement that transfers (directly or indirectly) any of the economic benefits of owning company securities to or from another person. 4. INSTRUCTION The following general rules of the Company's Insider Trading and Disclosure Policy apply to all Company Personnel. It is very important that you understand and follow these rules. If you violate them, you may be subject to disciplinary action by the Company, including termination of your employment for cause. You could also be in violation of applicable securities laws and be subject to civil and criminal penalties, including fines and imprisonment. Note that it is your individual responsibility to comply with the laws against insider trading. This policy is intended to assist you in complying with these laws, but you must always exercise appropriate judgment in connection with any transactions involving the Company's securities. 4.1. You Cannot Commit Insider Trading or Tipping From time to time, you may come into possession of Material Nonpublic Information (as defined in Section 3) as a result of your job duties, position with the Company or for a number of other reasons. You may not Trade in any securities of the Company (including stock, options to purchase stock, bonds, notes, exchange-traded options or other derivative securities) at any time while you possess Material Nonpublic Information concerning the Company. In addition, you may not Trade in securities of the Company's customers, vendors, suppliers or other business partners when you have Material Nonpublic Information concerning the Company that materially impacts the business partners or information about these business partners themselves. In addition to these Trading restrictions, you may not communicate Material Nonpublic Information about the Company to any other person, including family members, friends or business or social acquaintances (commonly referred to as “tipping”), and may not make any recommendations or express any opinions about Trading in the Company's or another business partner's securities on the basis of such information. This requirement applies whether or not you receive any financial reward or other benefit from the other person's use

Instruction Title: Insider Trading Compliance and Disclosure Page: 6 of 12 Document ID: SI-POL1-04 Version V1.15 of that information. If you are unsure about whether information you possess would qualify as Material Nonpublic Information and whether you therefore should refrain from Trading in the Company's securities, you should seek guidance from the General Counsel before entering into any transaction. 4.2. Permitted Transactions when You Have Material Nonpublic Information. The following transactions are permitted and will not cause you to be in violation of the requirements set forth in Section 4.1above: 4.2.1. Exercise of Options Under Employee Incentive or Option Plans. Because the Company does not currently use the stock market to settle particular transactions in Company stock, the Trading restrictions set forth above in Section 4.1 do not apply (i) to the exercise of stock options under the Company's incentive or option plans (regardless whether the exercise is made in cash or by the surrender of other shares of stock of the Company (a so-called “stock-for-stock” exercise)) or (ii) to the exercise of a tax withholding right pursuant to which the Company withholds shares subject to an option to satisfy tax withholding requirements (a so-called “stock-for-tax” exercise), since in either case the other party to the transaction is the Company itself and the price is fixed by the terms of the option agreement and does not vary with the market. The permitted transactions referred to in clauses (i) and (ii) in the preceding sentence are administered through the Company or its plan administrator (e.g., Computershare). However, permitting stock option exercise transactions does apply to similar transactions that are settled through your own personal stock broker as part of a broker-assisted cashless exercise of an option, any other third-party sale for the purpose of generating the cash needed to pay the exercise price of an option or any third-party sale of shares after the option is exercised or shares are otherwise acquired under a Company incentive or option plan. 4.2.2. Purchase of Stock Under Employee Stock Purchase Plans. The Trading restrictions set forth above in Section 4.1 do not apply to your election to participate in the Company's employee stock purchase plans for any enrollment period, any change made to your periodic or lump sum contributions or to purchases that result from your periodic or lump sum contributions. However, these restrictions do apply to your sale of Company stock purchased under these plans. 4.2.3. Purchase of Stock Under Retirement Plans. The Trading restrictions set forth above in Section 4.1 do not apply to purchases of Company securities in the Company's retirement plans resulting from a periodic contribution of money to the plan by the Company on your behalf or pursuant to a payroll deduction election. However, these restrictions do apply to certain elections you may make under the retirement plans, including: (i) any election to increase or decrease the percentage of your periodic contributions that will be allocated to the purchase of Company securities; (ii) any election to make an intra-plan transfer of an existing account balance into or out of Company securities; (iii) any election to take a cash contribution or borrow money against your retirement plan account if the withdrawal or loan will result in the liquidation of some or all of your Company securities; and (iv) any election to pre- pay a retirement plan loan if the pre-payment will result in allocation of loan proceeds to

Instruction Title: Insider Trading Compliance and Disclosure Page: 7 of 12 Document ID: SI-POL1-04 Version V1.15 the Company stock fund. 4.2.4. Trades Under a 10b5-1 Plan. The Trading restrictions set forth above in Section 4.1 do not apply to purchases or sales of Company securities under a pre-planned trading program adopted and implemented in compliance with SEC Rule 10b5-1; provided that, for SAIC Insiders, these types of plans are pre-approved by the General Counsel in accordance with SEC Rule 10b5-1, as amended from time to time, and the requirements of set forth in this Section 4.2.4. a. 10b5-1 Plans Available to All Company Personnel; General Requirements. All Company Personnel, including SAIC Insiders, may buy or sell company securities under certain pre-planned trading programs adopted in compliance with SEC Rule 10b5-1, which provides a defense from insider trading liability if the requirements of the rule are properly observed. In general, a Rule 10b5- 1 plan must be entered into at a time when the person entering into the plan is not aware of Material Nonpublic Information. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. In doing so, the person who creates a Rule 10b5-1 does not exercise any influence over the amount of securities to be Traded, the price at which they are to be Traded or the date of the trade. b. Special Requirements for S A I C Insiders Creating 10b5-1 Plans. All Rule 10b5-1 plans proposed to be adopted by an SAIC Insider, as well as any proposed amendment, modification or termination of a previously approved Rule 10b5-1 plan prior its expiration, must be submitted to the General Counsel for prior approval, and the General Counsel, in his or her sole and reasonable discretion, must approve each plan origination, amendment, modification or termination in advance of its effectiveness. Although the General Counsel may approve the adoption, amendment, modification or termination of a given Trading plan, this approval does not constitute a guarantee that the plan actually complies with the requirements of Rule 10b5-1. SAIC Insiders may not have multiple Rule 10b5-1 plans in effect at a time and may only enter into one Rule 10b5-1 Plan that is designed to effect proposed stock transactions in a single transaction in any 12- month period, subject to limited exceptions as determined by the General Counsel in his or her sole discretion. All Rule 10b5-1 plans adopted or modified by SAIC Insiders must have a “cooling-off” period after adoption or modification of the plan before trading may begin thereunder. The cooling-off period must be: (i) for Directors and Section 16 Officers, at least 90 days, or until two business days following filing of the Company’s quarterly report on Form 10-Q or annual report on Form 10-K for the quarter in which the plan was adopted or modified, whichever is longer (such period not to exceed 120 days); and (ii) for all other SAIC Insiders, at least 30 days Further, for Directors and Section 16 Officers, the plan must include certain written representations certifying that the SAIC Insider is not aware of any Material Nonpublic Information about the Company or its securities, and that the SAIC Insider is adopting or modifying the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5. c. 10b5-1 Plan Review Process. Any request by an SAIC Insider to enter into, amend, modify or terminate a Rule 10b5- 1 plan must be made sufficiently far in

Instruction Title: Insider Trading Compliance and Disclosure Page: 8 of 12 Document ID: SI-POL1-04 Version V1.15 advance of the proposed transaction in order to allow the General Counsel sufficient time to review the plan. In addition, an SAIC Insider may not enter into or amend a Rule 10b5-1 plan during a blackout period (including, without limitation, a pension plan blackout) or during any time in which he or she possesses Material Nonpublic Information. The General Counsel may reject any requests to approve the adoption, amendment, modification or termination of a Rule 10b5-1 plan by any SAIC Insider in his or her sole discretion, notwithstanding the fact that identical or similar Rule 10b5-1 plans have been adopted by other SAIC Insiders. In addition, the General Counsel may condition his or her review of such plan on the SAIC Insider's agreement to pay the Company's expenses for legal advice related to the review process. For the avoidance of doubt, approval or adoption of a Rule 10b5-1 plan in no way reduces or eliminates any obligations the SAIC Insider may have pursuant to Section 16 of the Exchange Act. 4.2.5. SAIC Insiders and All Other Company Personnel Cannot Enter into Short Term or Speculative Transactions Short-term or speculative transactions in the Company's securities carry a greater risk of liability for insider trading violations and also create an appearance of impropriety. For these reasons, SAIC Insiders and all other Company Personnel are subject to the restrictions set forth below with respect to certain transactions involving the Company's securities. 4.2.6. Short Sales. SAIC Insiders and all other Company Personnel may not engage in any short sale, “sale against the box” or any equivalent transaction involving the Company's securities. A short sale involves selling shares that you do not own at a specified price with the expectation that the price will go down so you can buy the shares at a lower price before you have to deliver them. 4.2.7. Publicly Traded Options. SAIC Insiders and all other Company Personnel may not engage in any Trading transactions in puts, calls or other derivatives involving company securities on an exchange or other organized market. These kinds of derivative transactions are, in effect, a bet on the short-term movement on the Company's stock and therefore create the appearance of Trading based on inside information. 4.2.8. Pledge and Margin Transactions. SAIC Insiders may not engage, and all other Company Personnel are strongly encouraged not to engage, in pledge and margin transactions because of the heightened risk of insider trading violations associated with such transactions. Company Personnel who are not SAIC Insiders are encouraged to pre-clear any transactions involving a pledge of company securities, as well as any purchase of company securities “on margin” (that is, a transaction in which funds are borrowed to purchase securities, including in connection with exercising any Company stock options), with the General Counsel. These kinds of transactions raise insider trading concerns because a foreclosure or margin sale may occur at a time when the individual is aware of Material Nonpublic Information or is

Instruction Title: Insider Trading Compliance and Disclosure Page: 9 of 12 Document ID: SI-POL1-04 Version V1.15 otherwise not permitted to Trade in Company securities. While only SAIC Insiders are prohibited from engaging in these types of transactions, all other Company Personnel are strongly discouraged from engaging in pledge and margin transactions in Company stock that might have the appearance of improper insider trading. 4.2.9. Hedging Transactions. SAIC Insiders and all other Company Personnel may not engage in hedging or other monetization transactions (such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions involving company securities) because of the heightened risk of insider trading violations associated with such transactions. 4.2.10. Section 16(b) Limitation on Short-Swing Sales. SAIC Insiders that are Section 16 Individuals must conduct their transactions in Company securities in a manner designed to comply with the “short-swing” trading rules of Section 16(b) of the Exchange Act. These rules generally prohibit a Section 16 Individual from purchasing and selling (or selling and purchasing) Company securities on the open market within a six-month period and require them to disgorge to the Company any profits received from such sales (regardless of whether the person was in possession of any Material Nonpublic Information at the time of the sale). In addition to the transactions set forth above, from time to time, effective immediately upon notice or as otherwise provided by the Company, the Company may determine that other types of transactions by SAIC Insiders and Company Personnel in the Company's securities shall be prohibited or shall be permitted only with the prior written consent of the General Counsel. 4.3. Additional Requirements for SAIC Insiders. In addition to the general restrictions contained in this policy applicable to all Company Personnel, SAIC Insiders are subject to the additional policies and restrictions set forth below. 4.3.1. SAIC Insiders Must Not Trade in Blackout Periods. Except for transactions otherwise permitted pursuant to Section 4.2 above, or made pursuant to an approved Rule 10b5-1 plan pursuant to Section 4.2.4, all SAIC Insiders are prohibited from Trading during any blackout period, regardless of whether it is a regularly-scheduled quarterly blackout period or a special blackout period implemented from time to time, as described below: a. Regular Quarterly Blackout Periods. The public disclosure or release of earnings results is a particularly sensitive period of time for transactions in the Company's securities, since SAIC Insiders may possess Material Nonpublic Information about the expected financial results for the period. Accordingly, no SAIC Insider may conduct transactions involving the Company's securities during the period of trading (i) beginning on the 15th day of the third month of each fiscal quarter and (ii) ending at the close of the first full trading day after public disclosure of the prior fiscal quarter's financial results. b. Special Blackout Periods. In addition to the regularly-scheduled quarterly blackout periods, the Company may from time to time designate other periods

Instruction Title: Insider Trading Compliance and Disclosure Page: 10 of 12 Document ID: SI-POL1-04 Version V1.15 of time as special blackout periods (for example, if there is some development with the Company's business that merits a suspension of Trading by Company Personnel). The Company may or may not widely announce the commencement of a special blackout period, as that information can itself be sensitive information. If an SAIC Insider is informed that the Company has implemented a special blackout period, he or she may not disclose the fact that Trading has been suspended to anyone, including other Company Personnel (who may themselves not be subject to the blackout), family members, friends or brokers. The imposition of a special blackout period should be treated as Material Nonpublic Information. For this reason, it is crucial that SAIC Insiders adhere to the pre- clearance procedures outlined in this policy below to ensure that no Trade during any special blackout period takes place. c. Pension Plan Blackout Periods. Federal securities laws prohibit Section 16 Individuals from engaging in certain transactions in Company securities during a “pension plan blackout period.” The Company is required to provide SAIC Insiders with advance notice of a pension plan blackout period. If SAIC Insiders receive such a notice, transactions involving Company securities as described in the notice (including exercising stock options, notwithstanding the exception to the policy set forth in Section 4.2.1 above) are prohibited until the pension plan blackout period has terminated. If SAIC Insiders engage in a prohibited transaction during a pension plan blackout period, they will be required to turn over profits on the transaction (which may include amounts in excess of actual economic profits realized on the transaction) to the Company. SAIC Insiders should remember to cancel any “limit,” standing or other kind of automatic orders in place during a blackout period, unless the orders were made pursuant to an approved Rule 10b5-1 trading program described below. 4.3.2. Required Preclearance Process a. Preclearance Required for all Directors, Section 16 Officers and all employees who are subject to a stock holding requirements. All must obtain written clearance from the General Counsel before Trading or engaging in any other type of transaction in Company securities (including entering into, amending, modifying or terminating Rule 10b5-1 plans, as discussed in Section 4.2.4). Please refer to equity programs page on ISSAIC for information on stock ownership guidelines and requirements. This requirement applies to all transactions involving Company securities (including option exercises, voluntary stock-for-tax transactions, gifts, transfers to or from a trust, retirement plan exchanges and the like), whether the transaction is for one’s own account, over which he or she exercises control, or one in which he or she has a beneficial interest. All requests for preclearance must be submitted in writing to the General Counsel at least two (2) business days in advance of the proposed transaction using this online form. The Pre-clearance Procedures attached to this policy (Attachment 1 - Preclearance Authorization Request Form) provide additional information, including on how to obtain written clearance, if necessary due to any technical issues accessing the online form or otherwise.